UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 8, 2015

T3 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55285	47-1738120
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2807 Brahman Dr.
Manvel, TX 77578
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

832-266-2677
(ISSUER TELEPHONE NUMBER)

WBK 1 INC.
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02        NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On July 8, 2015, the Board of Directors of T3 Holdings, Inc. (the “Company”) determined, after consultation with Company management and the Company's independent registered public accounting firm, Briggs & Veselka Co. (“B&V”), that, based on a recent review of the Company's quarterly reports for the quarters ended November 30, 2014, and February 28, 2015 (collectively, the “Prior Reports”), the Prior Reports had mislabeled certain components of stockholders’ equity and there was an unrecorded expense in the November quarter.

By way of background, the Company was founded on August 21, 2014, as WBK 1 Inc.  On December 28, 2014, Toan Thanh Tran purchased 100% of the outstanding shares of common stock from the founder of the Company (the “Founder”), and became the Company’s sole officer, director, and shareholder.  Following Mr. Tran’s purchase of the shares from the Founder, the Company filed quarterly reports for the quarters ended November 30, 2014, and February 28, 2015.

In preparation of the Company’s report for the quarter ended May 31, 2015, and upon review of the Company’s prior financial reports, Company management discovered the mislabeled components of stockholders’ equity and the unrecorded expense.  As such, the Board of Directors determined to amend and restate the Company’s financial statements for the quarters ended November 30, 2014, and February 28, 2015.

Based on the recommendation of management, the Company's Board of Directors determined that the previously issued financial statements contained in the Company's quarterly reports for the quarters ended November 30, 2014, and February 28, 2015, should no longer be relied upon. The Company has prepared amendments to the Prior Reports, restating the financial statements contained therein, and the amended quarterly reports for the quarters ended November 30, 2014, and February 28, 2015, will be filed on the date that this Current Report is filed with the SEC.

The Company does not expect the matters described above to have any effect on the Company's revenues or to have any impact on the Company's cash position or cash flows.

T3 HOLDINGS, INC.

By:       /s/ Toan T. Tran
Toan T. Tran
Board of Directors CEO, President and Secretary.

Date: July 15, 2015